Exhibit 99.1
CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
of
SERIES A-2 PREFERRED STOCK
of
ECHO THERAPEUTICS, INC.
(Pursuant to Section 151 of the
Delaware General Corporation Law)
     Echo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:
I. DESIGNATION AND AMOUNT
     The designation of this series, which consists of 4,400,000 shares of Preferred Stock, is the Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”) and the face amount shall be Fifty Cents ($.50) per share (the “Face Amount”).
II. CERTAIN DEFINITIONS
     For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:
     A. “business day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.
     B. “Closing Sales Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Majority Holders if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board quotation service for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board.
     C. “Conversion Date” means, for any Optional Conversion (as defined in Article V.A below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 5:00 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.
     D. “Conversion Price” means $.50 per share and shall be subject to adjustment as provided herein.
     E. “Default Cure Date” means, as applicable, (i) with respect to a Conversion Default described in clause (i) of Article VII.A, the date the Corporation effects the conversion of the full number of shares of Series A-2 Preferred Stock, (ii) with respect to a Conversion Default described in clause (ii) of Article VII.A, the date the Corporation issues freely tradable shares of Common Stock in satisfaction of all conversions of Series A-2 Preferred Stock in accordance with Article V, or (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series A-2 Preferred Stock held by such holder pursuant to Article VII.A.
     F. “Issuance Date” means the date of the closing under the Stock and Warrant Purchase Agreement by and among the Corporation and the investors named therein (the “Purchase Agreement”), pursuant to which the Corporation sells, and such investors purchase, shares of Series A-2 Preferred Stock upon the terms and conditions stated therein.
     G. “Majority Holders” means the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock.
     H. “Majority Preferred Holders” means the holders of a majority of the then outstanding shares of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, considered together as a single class.
     I. “trading day” means any day on which the principal United States securities exchange, trading market or automated quotation service where the Common Stock is then listed, traded or quoted, is open.

III. DIVIDENDS
     The holders of shares of Series A-2 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or any other class or series of capital stock of the Corporation designated in the future to be junior to the Series A-2 Preferred Stock with respect to the payment of dividends at a rate per annum of eight percent (8%). The Corporation shall have the option, in its sole discretion, to pay such dividends in (i) cash or (ii) in-kind in the form of additional Series A-2 Preferred Stock with a total Face Amount equal to such dividend payment. Such dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2009.
IV. [RESERVED]
V. CONVERSION
     A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Article XV, each holder of shares of Series A-2 Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A-2 Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:
Face Amount
Conversion Price
     B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (y) surrender or cause to be surrendered the original certificates representing the Series A-2 Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile or other reasonable means, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such Optional Conversion and the name and telephone number of a contact person at the Corporation regarding the Optional Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon an Optional Conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XVI.B hereof.
          (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the later of (a) the fifth (5th) business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XVI.B) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service, postage prepaid) to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A-2 Preferred Stock being converted and (y) a certificate representing the number of shares of Series A-2 Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Purchase Agreement) and the holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.
          (ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A-2 Preferred Stock.
          (iii) No Fractional Shares. If any conversion of Series A-2 Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A-2 Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall, in the Corporation’s sole discretion, be payable in cash based upon the ten day average Closing Sales Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.
          (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue the number of shares of Common Stock that are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three business days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.
          (v) Payment of Accrued Amounts. Upon conversion of any shares of Series A-2 Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation through and including the Conversion Date shall be paid by the Corporation, at the

Corporation’s option, in its sole discretion (i) in cash, or (ii) by the issuance of a number of shares of Common Stock determined by dividing (x) the amount of such accrued payments by (y) the Conversion Price then in effect.
VI. RESERVATION OF SHARES OF COMMON STOCK
     A. Reserved Amount. On or prior to the Issuance Date, the Corporation shall reserve 4,900,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series A-2 Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the “Reserved Amount”) shall at all times be sufficient to provide for the full conversion of all of the Series A-2 Preferred Stock outstanding at the then current Conversion Price thereof (without giving effect to the limitations contained in Article XV). The Reserved Amount shall be allocated among the holders of Series A-2 Preferred Stock as provided in Article XVI.C.
     B. Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the “Authorization Trigger Date”) shall be less than one hundred percent (100%) of the number of shares of Common Stock issuable upon full conversion of the then outstanding shares of Series A-2 Preferred Stock (without giving effect to the limitations contained in Article XV), the Corporation shall promptly notify the holders of Series A-2 Preferred Stock of such occurrence and shall take prompt action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to one hundred percent (100%) of the number of shares of Common Stock then issuable upon full conversion of all of the outstanding Series A-2 Preferred Stock at the then current Conversion Price (without giving effect to the limitations contained in Article XV).
VII. FAILURE TO SATISFY CONVERSIONS
     Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails to promptly deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series A-2 Preferred Stock and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the “Sold Shares”) which such holder anticipated receiving upon such conversion (a “Buy-In”), the Corporation shall pay such holder, in addition to any other remedies available to the holder, the amount by which (x) such holder’s total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this Article VII.B.

VIII. [RESERVED]
IX. RANK
     All shares of the Series A-2 Preferred Stock shall rank (i) prior to the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Majority Preferred Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A-2 Preferred Stock) (collectively with the Common Stock, “Junior Securities”); (ii) pari passu with the Series A Preferred Stock, Series A-1 Preferred Stock and any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Preferred Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series A-2 Preferred Stock (the “Pari Passu Securities”); and (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Preferred Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series A-2 Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.
X. LIQUIDATION PREFERENCE
     A. Priority in Liquidation. In the event that the Corporation shall liquidate, dissolve or wind up its affairs (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series A-2 Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A-2 Preferred Stock and holders of Pari Passu Securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A-2 Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of Senior Securities, if any, the holders of the Series A-2 Preferred Stock and the holders of Pari Passu Securities, if any, shall be sufficient to permit the payment to such holders of the preferential amounts payable thereon, then after such payment shall be made in full to the holders of Senior Securities, if any, the holders of the Series A-2 Preferred Stock and the holders of Pari Passu Securities, if any, the remaining assets and funds available for distribution shall be distributed to the holders of any Junior Securities entitled to a liquidation preference in payment of the aggregate liquidation preference of all such holders. After such payment shall be made in full to the holders of any Junior Securities entitled to a liquidation preference, the remaining assets and funds available for distribution shall be distributed ratably among the holders of shares of any class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution and the holders of the Common Stock, with the holders of shares of Preferred Stock deemed to hold the number of shares of Common Stock into which such shares of Preferred Stock are then convertible. The holders of Series A-2 Preferred Stock shall not be entitled to participate in any such liquidating distribution beyond the payment of the Liquidation Preference set forth herein.
     B. Definition of Liquidation Preference. The “Liquidation Preference” with respect to each share of Series A-2 Preferred Stock means the greater of (i) an amount equal to the Face Amount thereof plus any accrued but unpaid dividends thereon and (ii) the amount that would be distributed in such Liquidation Event on the number of shares of Common Stock into which each share of Series A-2 Preferred Stock could be converted immediately prior to such Liquidation Event, assuming all shares of Series A-2 Preferred Stock were so converted. The Liquidation Preference with respect to any Pari Passu Securities, if any, shall be as set forth in the Certificate of Designation filed in respect thereof.
XI. ADJUSTMENTS TO THE CONVERSION PRICE
     The Conversion Price shall be subject to adjustment from time to time as follows:
     A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation’s transfer agent of such change on or before the effective date thereof.
     B. Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) – (iv) above being a “Corporate Change”), then the holders of Series A-2 Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place (without giving effect to the limitations contained in Article XV), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Majority Holders) shall be made with respect to the rights and interests of the holders of the Series A-2 Preferred Stock to the end that the economic value of the shares of Series A-2 Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Corporation’s Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each holder of Series A-2 Preferred Stock has received written notice of such transaction at least forty-five (45) days prior thereto, but in no event later than fifteen (15) days prior to the record date for the determination of stockholders entitled to vote with respect thereto and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonable satisfactory to the Majority Holders) the obligations of this Certificate of Designation (including, without limitation, the obligation to make payments of Premium accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series A-2 Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.
     C. Distributions. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holders of Series A-2 Preferred Stock shall be entitled, upon any conversion of shares of Series A-2 Preferred Stock after the date of record for determining stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article XV) had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).
     D. Convertible Securities and Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”) pro rata to all record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the holders of Series A-2 Preferred Stock shall be entitled, upon any conversion of shares of Series A-2 Preferred Stock after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which such holder would have received with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article XV) had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued). If the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the conversion of the Series A-2 Preferred Stock, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the holder of Series A-2 Preferred Stock receives such Convertible Securities or Purchase Rights pursuant to the conversion hereof.
     E. Other Action Affecting Conversion Price. If, at any time after the Issuance Date, the Corporation takes any action affecting the Common Stock that would be covered by Article XI.A through D, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Series A-2 Preferred Stock, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances.
     F. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI amounting to a more than one percent (1%) change in such Conversion Price, or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Series A-2 Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each holder of Series A-2 Preferred Stock a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Corporation shall, upon the written request at any time of any holder of Series A-2 Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A-2 Preferred Stock.
XII. VOTING RIGHTS
     The holders of the Series A-2 Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the “DGCL”), in this Article XII and in Article XIII below.
     Notwithstanding the above, the Corporation shall provide each holder of Series A-2 Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of Series A-2 Preferred Stock, at least fifteen (15) days prior to the record date specified therein (or forty-five (45) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.
     To the extent that under the DGCL the vote of the holders of the Series A-2 Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series A-2 Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series A-2 Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A-2 Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article XV) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.
XIII. PROTECTION PROVISIONS
     So long as any shares of Series A-2 Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Majority Preferred Holders:
          (i) alter or change the rights, preferences or privileges of the Series A-2 Preferred Stock, or increase the authorized number of shares of Series A-2 Preferred Stock;
          (ii) increase the par value of the Common Stock;
          (iii) create or issue any Senior Securities;
          (iv) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or
          (v) cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.
Notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series A-2 Preferred Stock then outstanding.
XIV. PARTICIPATION RIGHT
     A. Each holder of shares of Series A-2 Preferred Stock shall have the right, exercisable on an all or none basis at each holder’s sole discretion, to participate in the Corporation’s first equity or equity-linked offering to occur after the date hereof that yields gross proceeds to the Corporation of at least $2,000,000 (the “First Qualified Offering”) on the same terms and conditions as offered by the Corporation to the other purchasers of such the securities issued and sold by the Corporation in the First Qualified Offering (the “Additional Securities”), except that the consideration for each holder’s participation in the First Qualified Offering shall be the surrender of 100% of such holder’s shares of Series A-2 Preferred Stock in exchange for Additional Securities with a purchase price equal to an aggregate of 115% of the Liquidation Preference of the Series A-2 Preferred Stock surrendered by such holder. When the Corporation proposes to consummate the First Qualified Offering, it shall make an offering of such Additional Securities to each holder in accordance with the following provisions:
          (i) The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of shares of Series A-2 Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.
          (ii) By written notification received by the Corporation, within five (5) business days after giving of the Issuance Notice, any holder of shares of Series A-2 Preferred Stock may elect to surrender all of its shares of Series A-2 Preferred Stock in exchange for that number of such Additional Securities available to such holder as shall be reflected in the Issuance Notice.
          (iii) The participation right set forth in this Article XIV may not be assigned or transferred, except that such right is assignable by each holder of shares of Series A-2 Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act of 1933, as amended, controlling, controlled by or under common control with, any such holder.
XV. LIMITATIONS ON CERTAIN CONVERSIONS AND TRANSFERS
     The conversion of shares of Series A-2 Preferred Stock and transfers of shares of Series A-2 Preferred Stock shall be subject to the following limitations:
     A. Restrictions on Conversion or Transfer. In no event shall a holder of shares of Series A-2 Preferred Stock of the Corporation have the right to convert shares of Series A-2 Preferred Stock into shares of Common Stock or to dispose of any shares of Series A-2 Preferred Stock to the extent that such right to effect such conversion or disposition would result in the holder and its affiliates together beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Paragraph A, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 13D-G thereunder; provided, however, that upon a holder of shares of Series A-2 Preferred Stock providing the Corporation with sixty-one (61) days notice (pursuant to paragraph XVI.H hereof) that such holder would like to waive this Paragraph XV.A with regard to any or all shares of Common Stock issuable upon conversion of such holder’s shares of Series A-2 Preferred Stock, this Paragraph XV.A will be of no force or effect with regard to all or a portion of the shares referenced in such notice. The restriction contained in this Paragraph A may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Majority Holders shall approve, in writing, such alteration, amendment, deletion or change.

     B. Further Restrictions on Conversion or Transfer. In no event shall a holder of shares of Series A-2 Preferred Stock of the Corporation have the right to convert shares of Series A-2 Preferred Stock into shares of Common Stock or to dispose of any shares of Series A-2 Preferred Stock to the extent that such right to effect such conversion or disposition would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of Common Stock. For purposes of this Paragraph B, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder; provided, however, that upon a holder of shares of Series A-2 Preferred Stock providing the Corporation with sixty-one (61) days notice (pursuant to paragraph XVI.H hereof) that such holder would like to waive this Paragraph XV.B with regard to any or all shares of Common Stock issuable upon conversion of such holder’s shares of Series A-2 Preferred Stock, this Paragraph XV.B will be of no force or effect with regard to all or a portion of the shares referenced in such notice. The restriction contained in this Paragraph B may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Majority Holders shall approve, in writing, such alteration, amendment, deletion or change.
XVI. MISCELLANEOUS
     A. Cancellation of Series A-2 Preferred Stock. If any shares of Series A-2 Preferred Stock are converted pursuant to Article V or redeemed or repurchased by the Corporation, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A-2 Preferred Stock.
     B. Lost or Stolen Preferred Stock Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series A-2 Preferred Stock.
     C. Allocation of Reserved Amount. The initial Reserved Amount shall be allocated pro rata among the holders of Series A-2 Preferred Stock based on the number of shares of Series A-2 Preferred Stock issued to each such holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series A-2 Preferred Stock based on the number of shares of Series A-2 Preferred Stock held by each holder at the time of the increase in the Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series A-2 Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series A-2 Preferred Stock shall be allocated to the remaining holders of shares of Series A-2 Preferred Stock, pro rata based on the number of shares of Series A-2 Preferred Stock then held by such holders.
     D. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as payment upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder’s claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.
     E. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series A-2 Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder’s allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a holder of such converted shares of Series A-2 Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the sixth (6th) business day after the expiration of the Delivery Period with respect to a conversion of Series A-2 Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five (5) business days after the expiration of such six business day period after expiration of the Delivery Period) the holder shall regain the rights of a holder of Series A-2 Preferred Stock with respect to such unconverted shares of Series A-2 Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A-2 Preferred Stock.
     F. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A-2 Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series A-2 Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     G. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A-2 Preferred Stock granted hereunder may be waived as to all shares of Series A-2 Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series A-2 Preferred Stock shall be required.

     H. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to Echo Therapeutics, Inc., 10 Forge Parkway, Franklin, Massachusetts 02038, Telephone: (508) 553-8850, Facsimile: (508) 553-8760, Attention: Secretary, and (ii) if to any holder to the address set forth under such holder’s name on the execution page to the Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.
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     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 4th day of March, 2009.

ECHO THERAPEUTICS, INC.

By:	/s/ Harry G. Mitchell
Name:	Harry G. Mitchell
Title:	Chief Financial Officer and Chief Operating Officer